                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          -------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
           -------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          -------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          -------------------------------------------------------------------
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          -------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          -------------------------------------------------------------------
     (3)  Filing Party:

          -------------------------------------------------------------------
     (4)  Date Filed:

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

                           KELLSTROM INDUSTRIES, INC.
                           1100 INTERNATIONAL PARKWAY
                             SUNRISE, FLORIDA 33323

Dear Stockholder:                                                 April 30, 1999

     You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held on Wednesday, June 4, 1999 at 10:00 A.M., local time, at the Wyndham Hotel, 250 Racket Club Road, Weston, Florida 33326.

     The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration this year. At the meeting, the Board of Directors will also report on the affairs of the Company, and a discussion period will be provided for questions and comments of general interest to stockholders.

     We look forward to greeting personally those of you who are able to be present at the meeting. However, it is important that your shares be represented, whether or not you are able to be with us at the meeting. The Board of Directors recommends that stockholders vote FOR each of the matters described in the accompanying Proxy Statement. Accordingly, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY, AT YOUR EARLIEST CONVENIENCE, IN THE ENVELOPE PROVIDED FOR YOUR USE.

     Thank you for your cooperation.

                                  Very truly yours,

                                  /s/ Zivi R. Nedivi
                                  ----------------------------------------
                                  Zivi R. Nedivi
                                  Chief Executive Officer and President

                                  /s/ Yoav Stern
                                  ----------------------------------------
                                  Yoav Stern
                                  Chairman of the Board

                           KELLSTROM INDUSTRIES, INC.
                           1100 INTERNATIONAL PARKWAY
                             SUNRISE, FLORIDA 33323

                       ----------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       ----------------------------------

                                  JUNE 4, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of KELLSTROM INDUSTRIES, INC. (the "Company") will be held on Wednesday, June 4, 1999 at 10:00 A.M., local time, at the Wyndham Hotel, 250 Racket Club Road, Weston, Florida 33326 for the following purposes:

          (1) To elect three Class I directors to a two year term of office expiring at the 2001 Annual Meeting of Stockholders and until a successor of each has been duly elected and qualified;

          (2) To consider and vote upon a proposal to approve and adopt the Company's 1998 Stock Option Plan providing for the issuance of stock options to newly-hired employees and non-employee directors;

          (3) To ratify the reappointment of KPMG LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1999; and

          (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 5, 1999 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, EACH STOCKHOLDER IS URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. No postage is required if the proxy is mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                          By order of the Board of Directors,

                                          /s/ Anthony Motisi
                                          ------------------------------
                                          Anthony Motisi
                                          Secretary
Sunrise, Florida
April 30, 1999

        PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
              PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                           KELLSTROM INDUSTRIES, INC.
                           1100 INTERNATIONAL PARKWAY
                             SUNRISE, FLORIDA 33323

                       ----------------------------------

                                PROXY STATEMENT

                       ----------------------------------

GENERAL

     This Proxy Statement is furnished to the holders of common stock, par value $.001 per share (the "Common Stock"), of Kellstrom Industries, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on June 4, 1999 at 10:00 A.M., local time, at the Wyndham Hotel, 250 Racket Club Road, Weston, Florida 33326. This Proxy Statement, the Notice of Annual Meeting, the proxy card and the Company's Annual Report to Stockholders will be mailed to stockholders of the Company on or about May 7, 1999.

     It is proposed that at the Annual Meeting: (i) three Class I directors will be elected, (ii) the Company's 1998 Stock Option Plan (the "1998 Plan") providing for the issuance of stock options to newly-hired employees and non-employee directors will be approved and adopted, and (iii) the reappointment of KPMG LLP as the independent certified public accountants of the Company for the fiscal year ending December 31, 1999 will be ratified. Management currently is not aware of any other matters which will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be solicited chiefly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Shares of Common Stock represented by properly executed proxies, which are received by the Company prior to the Annual Meeting, will be voted in accordance with the instructions specified in such proxies. If no specifications are given, the proxies intend to vote the shares represented thereby "for" the election of each of the nominees for director as shown on the form of proxy, "for" the other proposals set forth in the Notice of Annual Meeting and in accordance with their best judgment on any other matters which may properly come before the meeting. Stockholders may revoke the authority granted by their execution of a proxy at any time prior to the effective exercise of the powers conferred by that proxy, by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Meeting.

RECORD DATE AND VOTING RIGHTS

     On April 5, 1999 (the "Record Date"), there were 11,784,515 shares of Common Stock outstanding, each of which is entitled to one vote upon each of the matters to be presented at the Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.

Broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted with respect to the specific matter being voted upon. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Absentions from voting as to any proposal will be counted for the purpose of determining the presence or absence of a quorum and will be considered present and entitled to vote with respect to the specific matter being voted upon.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval and adoption of the Company's 1998 Plan providing for the issuance of stock options to newly-hired employees and non-employee directors and the ratification of the reappointment of KPMG LLP. An independent inspector shall count the votes and ballots. Broker non-votes will have no effect on any of the proposals brought to a vote at the Annual Meeting. Absentions from voting on any of the proposals brought to a vote at the Annual Meeting will have the effect of votes against the specific matter being voted upon. If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 9, 1999 regarding the beneficial ownership of Common Stock by (i) each stockholder known to the Company to beneficially own more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table which appears elsewhere in this Proxy Statement; and (iv) all directors and executive officers as a group. The percentage of beneficial ownership for each person or entity in the table is based on 11,784,515 shares of Common Stock outstanding as of April 9, 1998, including for each person or entity any shares of Common Stock which may be acquired by such person or entity within 60 days upon exercise of outstanding options, warrants or other rights to acquire shares of Common Stock.

                                                              SHARES BENEFICIALLY
                                                                     OWNED
                                                              --------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                        NUMBER      PERCENT
---------------------------------------                       ---------    -------
Yoav Stern(2)(3)............................................    683,782      5.8%
Zivi R. Nedivi(2)(4)........................................    679,350      5.8%
David Jan Mitchell(5).......................................    137,587      1.2%
John S. Gleason(6)..........................................    201,200      1.7%
Niv Harizman................................................      1,000        *
Paul F. Steele(7)...........................................     41,166        *
Gideon Vaisman(8)...........................................     33,333        *
Fred von Husen(9)...........................................     63,166        *
General William Lyon........................................         --       --
Admiral William J. Crowe, Jr................................         --       --
EB Investor (Jersey) Limited(10)............................    730,000      6.2%
  c/o A&A Early Bird AG
  Innere Guterstrasse 4
  6304 Zug
  Switzerland
Awad Asset Management, Inc.(11).............................    614,250      5.2%
  250 Park Avenue, 2nd Floor
  New York, NY 10177
Chartwell Investment Partners(12)...........................    798,700      6.8%
  1235 Westlakes Drive, Suite 330
  Berwyn, PA 19312
Nicholas-Applegate Capital Mgmt.(13)........................    589,500      5.0%
  600 West Broadway, 29th Floor
  San Diego, CA 92101
Pilgrim Baxter & Associates, Ltd.(14).......................    754,407      6.4%
  825 Duportail Road
  Wayne, PA 19087
All executive officers and directors as a group (12
  persons)(15)..............................................  1,894,679     16.1%

-------------------------

  * Less than 1%

 (1) The address of each person named, unless otherwise noted, is 1100 International Parkway, Sunrise, Florida 33323.
 (2) Excludes certain shares of Common Stock that may be deemed to be beneficially owned as a member of a "group" for the purposes of Section 13(d) under the Exchange Act by virtue of a Stockholders Agreement, dated August 24, 1995, as amended, between Messrs. Stern and Nedivi. Each party thereto agreed not to sell, encumber or otherwise dispose of any shares of Common Stock beneficially owned by him except in accordance with the terms of said agreement. In addition, each party thereto agreed to vote all shares of Common Stock beneficially owned by him as directed by a majority of such parties. As a result, each of Messrs. Stern and Nedivi may be deemed to share voting and dispositive power, and therefore to beneficially own, the shares of Common Stock beneficially owned by the other. In addition, as of September 1997, Messrs. Nedivi and Stern have agreed in principle to contribute 162,318 shares and 156,250 shares of Common Stock of the Company, respectively, to Helix Capital II, L.L.C. ("Helix Capital"), an entity controlled by Messrs. Nedivi and Stern.
 (3) Includes 448,667 shares issuable upon the exercise of options to purchase Common Stock, which options are exercisable within 60 days, 19,500 shares which are held by Helix Capital and 14,750 shares issuable upon the exercise of warrants which are currently exercisable and held by Helix Capital.
 (4) Includes 448,667 shares issuable upon the exercise of options to purchase Common Stock, which options are exercisable within 60 days, 19,500 shares which are held by Helix Capital and 14,750 shares issuable upon the exercise of warrants which are currently exercisable and held by Helix Capital.
 (5) Includes 64,750 shares issuable upon the exercise of options to purchase Common Stock, which options are exercisable within 60 days.
 (6) Includes 185,000 shares issuable upon the exercise of options to purchase Common Stock, which options are exercisable within 60 days.
 (7) Consists of 41,166 shares issuable upon the exercise of options to purchase Common Stock, which options are exercisable within 60 days.
 (8) Consists of 33,333 shares issuable upon the exercise of options to purchase Common Stock, which options are exercisable within 60 days.
 (9) Includes 61,666 shares issuable upon the exercise of options to purchase Common Stock, which options are exercisable within 60 days.
(10) According to a Schedule 13G filed February 24, 1999 by EB Investor (Jersey) Limited.
(11) According to a Schedule 13G filed February 18, 1999 by Awad Asset Management, Inc.
(12) According to a Schedule 13G filed February 16, 1999 by Chartwell Investment Partners.
(13) According to a Schedule 13G filed February 12, 1999 by Nicholas-Applegate Capital Mgmt.
(14) According to a Schedule 13G/A filed February 9, 1999 by Pilgrim Baxter & Associates, Ltd.
(15) Includes 1,364,248 shares issuable upon the exercise of options to purchase Common Stock, which options are exercisable within 60 days, 19,500 shares held by Helix Capital and 14,750 shares issuable upon the exercise of warrants which are currently exercisable.

                       BIOGRAPHICAL INFORMATION REGARDING
                   DIRECTORS/NOMINEES AND EXECUTIVE OFFICERS

DIRECTORS

     Set forth below is biographical information for each member of the Company's Board of Directors, and each nominee for election as a director, at the Annual Meeting.

     YOAV STERN, age 45, is the Chairman of the Board, an executive officer and a director of the Company. From the Company's inception until June 22, 1995, Mr. Stern was the Co-Chief Executive Officer and Co-President of the Company. Mr. Stern was a founder of the Company, and has served as a director of the Company since its inception. Since August 1995, Mr. Stern has served as a director and member of the executive committee of Bogen Communications International, Inc. ("Bogen"), a company engaged in the digital voice processing business whose shares are traded on the Nasdaq National Market, and since November 1997, Mr. Stern has served as Co-Chairman of Bogen. Prior to August 1995, Mr. Stern was a Co-Chief Executive Officer of Bogen's predecessor company. Mr. Stern is a member of Helix Management Company II, L.L.C. ("Helix Management") and Helix Capital II, L.L.C. ("Helix Capital"), which are private management holding companies. He is a shareholder, and until March 1999 was President of, Helix Capital Services, Inc. ("Helix Capital Services" and, collectively with Helix Management and Helix Capital, "Helix"), a mergers and acquisitions advisory firm. Earlier, until 1994, Mr. Stern was President and a director of WordStar International, Inc. (NYSE: TLC), and Vice President of Business Development of Elron Electronic Industries Ltd. (NASDAQ: ELRNF). He also served as a director of Random Access, Inc. Mr. Stern previously served in the Israeli Air Force for ten years as an F-15, A-4, Mirage and Kfir fighter pilot, avionic systems officer, commander of Operational Training Unit and a Deputy Squadron Commander. Mr. Stern earned a Practical Engineering Diploma (magna cum laude) in advance mechanics and automation from ORT Technological College, Israel, graduated from the Israel Air Force Academy and earned a B.S. degree (magna cum laude) in mathematics and computer science from Tel Aviv University.

     ZIVI R. NEDIVI, age 40, has been the Chief Executive Officer, President and a director of the Company since June 1995. Mr. Nedivi was the founder, President and Chief Executive Officer of the predecessor of the Company, an indirectly wholly-owned subsidiary of Rada Electronic Industries Ltd. ("Rada"), from its establishment in 1990 until June 1995. From September 1994 until June 1995, Mr. Nedivi also served as Corporate Vice President of Rada, a public company traded on the Nasdaq National Market which is engaged in the business of avionics for the commercial and military aviation industries. From October 1984 to September 1990, Mr. Nedivi was co-founder and General Manager of Maakav Ltd., a private aviation management company based in Israel. Maakav represented certain American companies in Israel, including companies active in the distribution of aircraft parts. In 1988 and 1989, Mr. Nedivi was also co-founder and director of NBC Aviation Inc., a private company based in Texas active in the sale of commercial jet engines and related components. Mr. Nedivi also serves as a director of Bogen Communications International, Inc. Mr. Nedivi is also a member of Helix Management and Helix Capital and a shareholder of Helix Capital Services. A graduate of the Israel Air Force Academy, Mr. Nedivi served in the Israel Air Force as an F-15 fighter pilot for seven years and held the rank of Major. He also served as a Human Engineering Consultant to Israel Aircraft Industries Ltd. on the Lavi fighter aircraft program.

     DAVID JAN MITCHELL, age 37, has served as a director of the Company since December 1993. Since January 1991, Mr. Mitchell has been the President of Mitchell & Co., Ltd., a New York-based merchant banking company founded by him which is engaged in venture capital investments and financing. Mr. Mitchell is a director of Motogucci, a publicly traded Italian motorcycle company. Mr. Mitchell is also Chairman and President of North Atlantic Acquisition Corporation, a publicly traded acquisitions company, and since March 1998, Mr. Mitchell has served as the Chairman of Direct Furniture and Empire Card MasterCard. Since March 1995, Mr. Mitchell has served as a director of Bogen Communications International, Inc. Mr. Mitchell serves as a director of several private companies, including Madah-Com Inc., a company involved in sound transmission, and First Home, a company that markets houses developed for first time homeowners.

     NIV HARIZMAN, age 34, has served as a director of the Company since December 1997. From January 1998 until the present, Mr. Harizman has served as a Principal with BT Alex. Brown Incorporated ("BT Alex. Brown"), the investment banking subsidiary of Bankers Trust New York Corporation. From June 1996 until January 1998, Mr. Harizman was a Vice President with BT Alex. Brown. He started with BT Alex. Brown in 1995. While at BT Alex. Brown, he has advised companies in a broad range of manufacturing and service industries in their merger and acquisitions activities and helped clients finance targeted acquisitions. Prior to working at BT Alex. Brown, from 1994 until 1995, Mr. Harizman was a member of the mergers and acquisitions group at the investment banking firm of Wasserstein Perella & Co., where he performed comprehensive strategic advisory assignments including financial restructuring, leveraged buyouts, recapitalizations, acquisitions, and divestitures. Prior to working at Wasserstein, Mr. Harizman was an investment analyst for Henry Crown and Company in Chicago, where he was involved in transactions in the cellular, media, manufacturing, entertainment and agricultural industries. Mr. Harizman also worked at the Chicago Board Options Exchange in equity and index options trading. Mr. Harizman received a B.B.A. in Finance from the College of Business Administration at the University of Texas at Austin, and an M.B.A. with a specialization in Finance from the University of Chicago Graduate School of Business.

     GENERAL WILLIAM LYON, age 75, has served as a director of the Company since October 1998. General Lyon is Chairman of the Board, President and Chief Executive Officer of William Lyon Homes, Inc. General Lyon also serves as Chairman of the Board of The Presley Companies, a public company traded on the New York Stock Exchange which is engaged in the home design, construction and sales business. General Lyon has previously served as Chairman, President and Chief Executive and Operating Officer of AirCal, a Southern California-based regional airline which was sold to American Airlines in 1987. From 1987 until 1995, General Lyon served on the Board of Directors of American Airlines. In 1989, General Lyon established Air/Lyon,

Inc., a private company which provides ground service to airlines and aircraft maintenance services. General Lyon is a retired United States Air Force General, and has received 17 awards and decorations including the Distinguished Service Medal Legion of Merit, the Distinguished Flying Cross, the Air Medal with two oak leaf clusters and the Presidential Unit Citation. From 1975 through 1979, General Lyon served as Chief of the U.S. Air Force Reserve. General Lyon currently serves as a director of Board of Fidelity National Financial, Inc., and is a Life Member of the University of Southern California Board of Trustees. In addition, General Lyon is Chairman of the Falcon Foundation, which provides scholarships to youths hoping to attend the Air Force Academy, and is Chairman of the Academy of the Research and Development Institute, also at the Air Force Academy. General Lyon attended the University of Southern California and Dallas Aviation School and Air College.

     ADMIRAL WILLIAM J. CROWE, JR., age 74, has served as a director of the Company since March 1999. From 1985 until 1989, Admiral Crowe held the position of Chairman of the Joint Chiefs of Staff under President Reagan. After retirement from the military in 1989, Admiral Crowe was a Counselor at the Center for Strategic and International Studies in Washington and a Professor of Geopolitics at the University of Oklahoma. He served as Chairman of the President's Foreign Intelligence Advisory Board from 1993 to 1994, and served as U.S. Ambassador to the United Kingdom and Northern Ireland from 1994 to 1997. Admiral Crowe has previously served as a director of several public companies, including Merrill Lynch, Texaco and General Dynamics, and currently serves as a director of several private companies, including Bioport, a company involved in the manufacture of a vaccine for anthrax, and Intervac, an investment company. Admiral Crowe currently serves as a part time professor at George Washington University, and as a part time senior advisor to Global Options L.L.C. Admiral Crowe is a graduate of the United State Naval Academy, and received an M.A. in education from Stanford University and a Ph.D. in politics from Princeton University.

EXECUTIVE OFFICERS

     Set forth below is biographical information for each of the Company's executive officers who is not currently a director or nominee for director.

     JOHN S. GLEASON, age 49, has served as Executive Vice President of the Company since January 1997 and Treasurer since August 1995. From July 1997 until March 1999, Mr. Gleason served as a director of the Company, and from July 1995 until October 1997, Mr. Gleason served as Chief Financial Officer of the Company. From October 1997 until March 1999, Mr. Gleason served as President of Kellstrom Commercial Aircraft, Inc., a wholly owned subsidiary of the Company. From January 1986 until July 1995, Mr. Gleason served as the Vice President of Finance of International Aircraft Support L.P. ("IASI"), a seller of new and used aircraft engine parts which was purchased by the Company in 1997. Mr. Gleason was also responsible for buying, selling and leasing IASI's commercial jet engines on a worldwide basis, as well as procuring jet engine inventory consignment arrangements. Mr. Gleason is a Certified Public Accountant and earned a B.B.A. degree from Florida Atlantic University in 1971.

     FRED VON HUSEN, age 54, joined the Company in January 1997 as its Executive Vice President. From 1987 to 1997, Mr. von Husen was IASI's President and Chief Executive Officer. Mr. von Husen has 34 years experience in the aviation industry primarily in engine and aircraft maintenance and financial and organization management. Prior to joining IASI, he served as Senior Vice President Operations and earlier as Vice President of Technical Services at AirCal, a passenger airline based in California. Mr. von Husen also spent 17 years at United Airlines in various positions including engine maintenance, engineering, and corporate planning. Mr. von Husen received a B.S.B.A. degree in organization management and finance from the College of Notre Dame.

     ANTHONY MOTISI, age 40, has been Senior Vice President -- Operations of the Company since 1997. From 1995 until 1997, Mr. Motisi was a Vice President of the Company. From 1994 until 1995, Mr. Motisi was the Vice President of Operations of the predecessor of the Company, and from 1993 until 1994, Mr. Motisi served as Director of Sales and Marketing of such company. Prior to July 1993, Mr. Motisi held the position of Manager of Engine Parts Sales at Aviation Sales Corporation. Mr. Motisi earned a B.S. degree in finance from the University of Florida in 1980.

     PAUL F. STEELE, age 39, has been a Senior Vice President of the Company since 1997. From 1995 until 1997, Mr. Steele was a Vice President of the Company. From 1994 until 1995, Mr. Steele was the Vice President of Purchasing for the predecessor of the Company, and from 1993 until 1994, Mr. Steele served as a Director of Operations of such company. Prior to 1993, Mr. Steele held the position of Vice President of Technical Sales at The AGES Group, a subsidiary of Volvo Flygmotor and supplier of commercial aircraft engines. Mr. Steele graduated from Bolton Street College, Dublin.

     GIDEON VAISMAN, age 59, has served as a Senior Vice President of the Company and Manager of the Rolls Royce and Pratt & Whitney JT8D product line divisions of the Company since April 1, 1998, upon the Company's acquisition of Integrated Technologies Corp. ("ITC"). Mr. Vaisman was the founder of ITC and its affiliates in 1985 and served as President and Chief Executive Officer of such companies from 1985 until April 1998. Prior to founding ITC, Mr. Vaisman worked for 14 years at Chromalloy Research and Technology Corporation ("Chromalloy"), where he was involved in the development, marketing and production phases of the overhaul and repair of jet aircraft engine components. While at Chromalloy, Mr. Vaisman served as Chief Engineer and General Manager. Mr. Vaisman earned a degree in mechanical and metallurgical engineering and has received international on-site training in aeronautical applications.

     MICHAEL W. WALLACE, age 30, has served as Chief Financial Officer of the Company since October 1997. From April 1997 until September 1997, Mr. Wallace served as Director of Finance of the Company. Prior to joining the Company, Mr. Wallace was a senior manager at KPMG LLP at which he held various positions since September 1990. Mr. Wallace is a Certified Public Accountant licensed in Georgia and earned a B.B.A. degree from the University of Notre Dame in 1990.

                               BOARD OF DIRECTORS

     Meetings of the Board. The Board of Directors of the Company (the "Board") holds meetings when necessary and otherwise acts by unanimous written consent. Before each Board or committee meeting, directors are typically furnished with an agenda and background materials relating to matters to be discussed. During 1998, there were six Board meetings. In addition, the Board took action by unanimous written consent on nine occasions during 1998. General William Lyon was appointed as a new Class I director in October 1998. Admiral William Crowe was appointed as a Class II director in March 1999 to fill the vacancy resulting from Mr. Gleason's resignation from the Board at such time. During the fiscal year ended December 31, 1998, all incumbent directors were present in person or by proxy at at least 75% of the meetings of the Board and at at least 75% of the meetings of each of the Committees on which they served (during the period that they served as directors).

     The Executive Committee, the Audit Committee, the Compensation Committee and the Independent Committee are the standing committees of the Board, and may meet concurrently with the Board's meetings.

     Executive Committee. The Executive Committee has the responsibility, between meetings of the Board, to advise and aid the officers of the Company in all matters concerning the management of the business while the Board is not in session. The Executive Committee met weekly in 1998. The current members of the Executive Committee are Yoav Stern and Zivi R. Nedivi. Mr. Gleason was also a member of the Executive Committee until his resignation from the Board in March 1999.

     Audit Committee. The Audit Committee is responsible for providing assistance to the Board in fulfilling its responsibilities relating to corporate accounting and reporting practices and maintaining a direct line of communication between the directors and the independent accountants. It reviews the Company's system of internal audits, selects independent auditors, reviews the scope and results of the independent audit process and evaluates the adequacy of the Company's internal accounting procedures. The Audit Committee met twice in 1998. The current members of the Audit Committee are Niv Harizman, David Jan Mitchell and Yoav Stern.

     Compensation Committee. The Compensation Committee is responsible for reviewing the Company's compensation philosophy and programs, recommending to the Board the compensation to be paid to executive officers of the Company, and, at the option of the Board, administering the Company's stock option plans. The Compensation Committee met once in 1998. The current members of the Compensation Committee are David Jan Mitchell and Niv Harizman, each of whom is an "outside director" within the meaning of Rule 162(m) ("Rule 162(m)") of the Internal Revenue Code of 1986, as amended.

     Independent Committee. An Independent Committee was formed in 1998 to analyze and vote on certain related party transactions. The Independent Committee met twice in 1998. The members of the Independent Committee during 1998 were David Jan Mitchell, Niv Harizman and John S. Gleason.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The following statement made by the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not otherwise be deemed filed under such acts.

     Philosophy. The Company's executive compensation philosophy is to provide competitive levels of compensation, integrate the compensation of its executive officers with the achievement of the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified management. To meet these objectives, the Compensation Committee attempts to set the compensation of the Company's executive officers at levels that it believes are competitive with other companies of the same size in the Company's industry, in light of the Company's current and anticipated performance. The Compensation Committee endorses the position that equity interest in the Company by management is beneficial in aligning executive officers' and stockholders' interests in the enhancement of stockholder value. The Compensation Committee believes that the Company's unique blend of compensation, performance bonuses and stock option awards is essential to attract and retain its executive management in order to maintain and strengthen its competitive position in an industry that is highly fragmented, rapidly consolidating and characterized by intense competition.

     Components of Executive Compensation. Compensation of the Company's executive officers consists of both cash payments and grants of stock options. The annual cash compensation consists of a base salary and an annual bonus. Long-term incentives are provided through the grant of stock options.

     Base Salaries and Bonuses. The Compensation Committee attempts to set base salaries of its executive officers at levels that it believes are competitive with other companies of the same size in the Company's industry. Information about appropriate salary levels has been determined by reviewing the public disclosure of the Company's competitors and through the Company's recruiting activities. Except as described below, salaries are reviewed annually, and any increases are based on competitive practices as well as the performance of the Company and the executive officer.

     Cash bonuses have been a standard and expected component of compensation at the Company when the Company has experienced particularly positive financial results. The Company's bonuses (the "Performance Bonuses") are paid to executives and can vary between $0 and a maximum dollar amount for each executive (which is pre-determined annually by the Compensation Committee). The final annual amount of the Performance Bonuses depends solely on the profitability of the Company, and has no discretionary component. In January 1999, Performance Bonuses in an aggregate of approximately $1.4 million dollars were paid to executives of the Company for the Company's 1998 fiscal year.

     All of the Company's executive officers, including the Chief Executive Officer, are parties to employment agreements with the Company. Each employment agreement provides for a base salary and a specified bonus based upon the Company's achieving its minimum target net income levels during its fiscal year.

     Stock Options. The Company is operating in a unique environment in which its relatively small number of employees (consisting of less than 20 executives and less than 150 employees as of December 31, 1998) make the daily decisions that directly affect the company's operational and financial results. The Company continually strives to build and maintain a team comprised of the best executives and employees in their field by offering the most attractive work environment and performance based compensation packages available. The Compensation Committee believes that the Company's stock option plans are an essential component of the Company's compensation package which promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, retain and incentivize competent employees and executives and making service on the Company's Board of Directors more attractive to present and prospective non-employee directors. Such stock option plans encourage stock ownership and proprietary interest in the Company by the individuals upon whose judgment, initiative and efforts the financial success and growth of the Company largely depend.

     The Company has historically granted stock options to its executive officers as an inducement for employment and as part of employee compensation packages. The Compensation Committee (or the Board) has the authority to determine the individuals to whom stock options are awarded, the terms at which option grants are made, the duration of the options and the number of shares subject to each option. The size of the option grants are generally based on the position level of the executive, the executive's capabilities as determined by his or her performance during the two to three quarters preceding the grant and, in particular, the executive's projected future contribution to the Company and the need to incentivize him or her by means of a vesting schedule that encourages continued long-term commitment to the Company. Through the award of stock options, the objective of aligning executive officers' long range interests with those of the stockholders is met by providing the executive officers with the opportunity to build a meaningful stake in the Company. All of the Company's outstanding stock options have an exercise price equal to the fair market value of the Company's Common Stock on the day of the grant. The Company's 1997 Stock Option Plan prohibits, and the Company's 1998 Stock Option Plan, if its adoption is ratified by the Company's stockholders, will prohibit, granting any options with exercise prices less than the fair market value of the Common Stock on the date of the grant.

     It is the Compensation Committee's intention that, over time, compensation opportunities from option grants will constitute a significant portion of each executive officer's total compensation. However, there are no automatic annual grants to executive offices. Instead, the Compensation Committee (or the Board) reviews the performance of the Company overall and of each individual executive officer, as well as past option grants to each executive officer, and makes decisions about recipients and grant sizes for the year. The Company's awards of stock options serve as a key mechanism to attract and retain experienced executives in the industry. The Company believes that its option grants to date have enabled the Company to provide executives compensation levels which equal or exceed those offered by its competitors. Therefore, the Company believes that its stock option plans are a substantial and essential component of the Company's ability to maintain its competitive position in its industry.

     Since the Company's formation in early 1994, it has granted stock options for the purchase of an aggregate of approximately 2,800,000 shares of Common Stock, representing approximately 15.6% of the diluted weighted average shares of Common Stock outstanding. Such granted options have vested as to approximately 835,000 shares of Common Stock, or approximately 5% of the diluted weighted average shares of Common Stock outstanding.

     In light of the repricing of stock options and extension of vesting schedules approved by the Board of Directors in October 1998 (see "Report of the Board of Directors on Stock Option Repricing and Extension of Vesting Schedules," below), the Compensation Committee believes that its existing officers and other employees are fairly incentivized with long term commitments to the Company. Accordingly, it is the Compensation Committee's intent not to grant additional options to its current officers or other current employees until at least 2000.

     Compensation of Chief Executive Officer. The Compensation Committee considered a number of factors in determining the compensation to be paid to the Company's Chief Executive Officer, including levels generally paid to executives in the Company's industry, the capabilities of the Chief Executive Officer and his projected contribution to the Company's performance on a short- and long-term basis.

     Compliance with Rule 162(m). The Company will continue to analyze its executive compensation practices and plans on an ongoing basis with respect to
Section 162(m) of the Internal Revenue Code. Where it deems advisable, the Company will take the appropriate action to maintain the tax deductibility of its executive compensation.

                                            Submitted by the Compensation
                                            Committee

                                            David J. Mitchell
                                            Niv Harizman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee, which was formed in 1998, consists of Niv Harizman and David Jan Mitchell. There were no interlocks with other companies within the meaning of the SEC's proxy rules during 1998.

PERFORMANCE GRAPH

     The following graph compares the total return on the Company's Common Stock with the cumulative total return on the Standard & Poor's 500 Index (the "S&P 500 Index") and a peer group index selected by the Company, for the period between the Company's initial public offering on April 11, 1994 and December 31, 1998.

     The peer group selected by the Company is comprised of the following companies: AAR Corp., Aviation Sales Company, Aviall, Inc. and Banner Aerospace, Inc.

     These indices relate only to stock prices and do not purport to afford direct comparison of the business or financial performance of the companies comprising such indices with the Company nor with each other.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

                                                     KELLSTROM
               MEASUREMENT PERIOD                   INDUSTRIES,         S&P 500
             (FISCAL YEAR COVERED)                      INC.             INDEX           PEER GROUP
APR 94                                                      100.00            100.00            100.00
DEC 94                                                       95.84            104.22             69.72
DEC 95                                                      111.11            143.38            102.19
DEC 96                                                      186.10            176.30            132.96
DEC 97                                                      549.98            235.13            191.63
DEC 98                                                      638.87            302.32            177.62

     * Assumes $100 invested on April 11, 1994, including reinvestment of dividends, in the Company's Common Stock, the S&P 500 Index and the companies comprising the peer group.

COMPENSATION TABLES

     The following table summarizes the aggregate compensation paid during each of the years ended December 31, 1996, 1997 and 1998 to the Company's Chief Executive Officer (the "CEO") and the Company's four most highly compensated executive officers other than the CEO in 1998. The CEO and such other executive officers are sometimes referred to herein as the "Named Executives."

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                          ------------
                                                ANNUAL COMPENSATION        SECURITIES
NAME AND                                    ---------------------------    UNDERLYING       ALL OTHER
PRINCIPAL POSITION                          YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
------------------                          ----   ---------   --------   ------------   ---------------
Zivi R. Nedivi(1).........................  1996    180,000    218,047      100,000           9,446(2)
  Chief Executive Officer,                  1997    240,000    345,600      421,000           9,095(3)
  President and Director                    1998    480,000    720,000      283,000(4)        8,057(5)

John S. Gleason...........................  1996    150,000     60,557       50,000           1,224(6)
  Executive Vice President                  1997    190,000    129,600      165,000           1,262(6)
  and Treasurer                             1998    225,000    187,500      115,000(7)       11,250(8)

Fred von Husen(9).........................  1996         --         --       30,000              --
  Executive Vice President                  1997    190,000    129,600       75,000           1,333(5)
                                            1998    200,000    150,000       55,000          10,000(8)

Gideon Vaisman (10).......................  1996         --         --           --              --
  Senior Vice President                     1997         --         --           --              --
                                            1998    143,974    112,500      150,000           2,292(11)

Paul F. Steele............................  1996    130,000     60,557       25,000          48,183(12)
  Senior Vice President                     1997    160,000     86,400       85,000          17,330(13)
                                            1998    180,000    105,000       17,000          16,000(14)

-------------------------

 (1) Mr. Nedivi owns interests in Helix, which until March 30, 1999, provided certain merger, acquisition and financial advisory services to the Company pursuant to an engagement letter agreement under which it received a retainer and was entitled to certain transaction fees under certain circumstances. Mr. Nedivi receives no portion of the retainer payments to Helix. Amounts reported exclude amounts paid to Helix. See "Certain Relationships and Related Transactions."
 (2) Consisting of a $8,095 life insurance premium and a $1,351 holiday bonus.
 (3) Consisting of a $8,095 life insurance premium and a $1,000 holiday bonus.
 (4) Includes an option to purchase 176,000 shares, originally granted in 1997 and repriced (and vesting schedule extended) as of October 8, 1998.
 (5) Consisting of a life insurance premium.
 (6) Consisting of a holiday bonus.
 (7) Includes an option to purchase 65,000 shares, originally granted in 1997 and repriced (and vesting schedule extended) as of October 8, 1998.
 (8) Consisting of a contribution to an employee-directed investment fund.
 (9) Mr. von Husen joined the Company in January 1997.
(10) Mr. Vaisman joined the Company in April 1998.
(11) Consisting of the Company's matching contribution to its 401(k) Savings
     Plan.
(12) Consisting of a loan of $35,436 to the employee that was forgiven, a $11,448 life insurance premium and a $1,299 holiday bonus.
(13) Consisting of a $16,000 life insurance premium and a $1,330 holiday bonus.
(14) Consisting of a contribution to an employee-directed investment fund.

     The following table sets forth information concerning options granted to the Named Executives in the fiscal year ended December 31, 1998.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                                                                      POTENTIAL REALIZABLE
INDIVIDUAL GRANTS                                                                                       VALUE AT ASSUMED
---------------------------------------------------------------------------------------------------       ANNUAL RATES
                                        NUMBER OF      PERCENT OF                                           OF STOCK
                                       SECURITIES     TOTAL OPTIONS                                    PRICE APPRECIATION
                                       UNDERLYING      GRANTED TO                                        FOR OPTION TERM
                                         OPTIONS      EMPLOYEES IN      EXERCISE OR      EXPIRATION   ---------------------
NAME                                  GRANTED(#)(2)    FISCAL YEAR    BASE PRICE($/SH)      DATE        5%($)      10%($)
----                                  -------------   -------------   ----------------   ----------   ---------   ---------
Zivi R. Nedivi......................     283,000(3)       30.4%            10.125        10/08/2008   1,802,019   4,566,630
John S. Gleason.....................     115,000(4)       12.4%            10.125        10/08/2008     732,269   1,855,714
Fred von Husen......................      55,000(5)        5.9%            10.125        10/08/2008     350,216     887,515
Gideon Vaisman......................     100,000(6)       10.8%             24.00        04/01/2008   1,509,347   3,824,982
                                          50,000(7)        5.4%            10.125        10/08/2008     318,378     806,832
Paul F. Steele......................      17,000(8)        1.8%             25.75        06/19/2008     275,299     697,661

-------------------------

(1) No stock appreciation rights were granted to the Named Executives in fiscal 1998.
(2) The number of securities underlying total options granted to employees in fiscal year includes 429,998 underlying options originally granted prior to January 1, 1998, and repriced as of October 8, 1998 (see "Report of the Board of Directors on Stock Option Repricing and Extension of Vesting Schedules"). The vesting schedules of all options that were repriced were generally extended by 50% as of such date, and the vesting schedules set forth in the footnotes below take into account such extensions. The options granted to the Named Executives in fiscal 1998 consist of options to purchase the following number of shares: Mr. Nedivi -- 107,000 pursuant to an option originally granted on June 19, 1998, and 176,000 pursuant to an option originally granted on October 27, 1997 (in each case, repriced as of October 8, 1998); Mr. Gleason -- 50,000 pursuant to an option originally granted on June 19, 1998, and 65,000 pursuant to an option originally granted on October 27, 1997 (in each case, repriced as of October 8, 1998); Mr. von Husen -- 30,000 pursuant to an option originally granted on June 19, 1998, and 25,000 pursuant to an option originally granted on October 27, 1997 (in each case, repriced as of October 8, 1998); Mr. Vaisman -- 150,000 pursuant to an option originally granted on April 1, 1998 (and repriced as to 50,000 shares as of October 8, 1998); and Mr. Steele -- 17,000 pursuant to an option granted on June 19, 1998.
(3) These options vest in full as to 107,000 shares on December 19, 1999, and vest as to 176,000 shares in two equal installments on April 27, 1999 and October 27, 2000.
(4) These options vest as to 50,000 shares in three equal installments on December 19, 1999, June 19, 2001 and December 19, 2002, and vest as to 65,000 shares in three equal installments on April 27, 1999, October 27, 2000 and April 27, 2002.
(5) These options vest as to 30,000 shares in two equal installments on June 19, 2001 and December 19, 2002, and vest as to 25,000 shares in three equal installments on April 27, 1999, October 27, 2000 and April 27, 2002.
(6) This option vests in three equal installments on April 1, 1999, April 1, 2000 and April 1, 2001.
(7) This option vests in three equal installments on October 1, 1999, April 1, 2001 and October 1, 2002.
(8) This option vests in full on June 19, 2001.

     The following table sets forth information concerning the value realized by the Named Executives upon exercise of stock options during the fiscal year ended December 31, 1998, and the value of unexercised stock options held by the Named Executives at December 31, 1998.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION/SAR VALUES(1)

                                                                       NUMBER OF SECURITIES
                                                                            UNDERLYING
                                                                        UNEXERCISED OPTIONS          VALUE OF UNEXERCISED
                                                                             AT FISCAL              IN-THE-MONEY OPTIONS AT
                                          SHARES                            YEAR-END(#)                 FISCAL YEAR-END
                                        ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                                    EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                    -----------   -----------   -----------   -------------   -----------   -------------
Zivi R. Nedivi........................        --             --       238,167        438,833       5,067,082      8,470,193
John S. Gleason.......................        --             --       163,333        131,667       3,454,160      2,493,965
Fred von Husen........................        --             --        26,667        108,333         549,507      2,123,368
Gideon Vaisman........................        --             --             0        150,000               0      1,406,250
Paul F. Steele........................    32,832        555,927        21,166         82,002         367,198      1,158,902

-------------------------

(1) No stock appreciation rights are held by any of the Named Executives.

COMPENSATION OF DIRECTORS

     All directors are reimbursed for out-of-pocket expenses incurred in attending Board meetings or for otherwise acting on behalf of the Company. Messrs. Nedivi and Gleason did not receive any compensation for service as directors of the Company beyond that paid to them under their respective Employment Agreements on account of their services as executive officers of the Company. During 1998, the other directors received stock options on account of their service as directors of the Company as follows: (a) Messrs. Stern, Mitchell and Harizman were granted options to purchase 107,000, 10,000 and 10,000 shares of Common Stock, respectively, under the Company's 1997 Stock Option Plan at an exercise price of $25.75 per share, which options were repriced (and vesting schedules extended) as of October 8, 1998 at an exercise price of $10.125 per share; (b) General Lyon was granted options to purchase 15,000 shares of Common Stock at an exercise price of $17.125 per share; and (c) options which had been granted prior to January 1, 1998 to Messrs. Stern, Mitchell and Harizman to purchase 176,000, 15,000 and 15,000 shares of Common Stock, respectively, were repriced (and vesting schedules extended) as of October 8, 1998 at an exercise price of $10.125 per share.

     During 1998, the options newly granted to the Company's directors were granted under the Company's 1997 Stock Option Plan or, in one case, outside of the Company's Stock Option Plans. During 1998, these plans were administered by the Board and by the Compensation Committee. Under the Company's 1997 Stock Option Plan, options are granted by the Board or the Compensation Committee on such terms and at such prices as may be determined by the Board or the Compensation Committee, except that the exercise price per share of stock options may not be less than the fair market value of a share of Common Stock at the time of grant. Each option is for a term of not more than 10 years and vest at such time or times and during such period as determined by the Board or the Compensation Committee. Under the terms of the Company's 1997 Plan, in the event of a change in control of the Company (as defined in such Plan), unless otherwise determined by the Board, the purchaser of the Company's assets or stock may, in its sole discretion, deliver the same consideration as is delivered to the stockholders of the Company as a result of such transaction or the Board may cancel all outstanding options in exchange for cash or other consideration equal in value to the value of the consideration that the option holder would have received had the option been exercised (to the extent then exercisable) prior to such transaction, less the exercise price therefor. Upon any such transaction, the 1997 Plan provides that all outstanding options generally become immediately exercisable in full.

     During 1998, the Company maintained an insurance policy in the amount of $3 million on the life of Mr. Stern, which policy was transferred without consideration to Mr. Stern in January 1999, pursuant to the terms of the Engagement Agreement between the Company and Helix, as discussed below under "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".

EMPLOYMENT AGREEMENTS

     Nedivi Employment Agreement. The Company entered into a seven-year Management Agreement, effective as of January 1, 1997, with East Shore Ventures, Inc. ("East Shore"), of which Mr. Nedivi is President and sole shareholder, pursuant to which Mr. Nedivi provided the services of Chief Executive Officer to the Company during 1998. The Management Agreement provided for an annual base fee of $240,000, subject to annual review and upward adjustment, and a bonus of between $0 and $360,000, depending solely on the profitability of the Company. Under the terms of the Management Agreement, the Company maintained a life insurance policy on the life of Mr. Nedivi in the amount of $4 million, which policy was transferred without consideration to Mr. Nedivi in January 1999 pursuant to the terms of such Management Agreement. The Company entered into a Termination Agreement with East Shore effective as of March 30, 1999, pursuant to which the parties agreed to terminate the Management Agreement and agreed that East Shore would only be paid management fees and related benefits prorated through the date of termination.

     In connection with the execution of the Termination Agreement with East Shore, the Company entered into an Employment Agreement with Mr. Nedivi, effective as of March 30, 1999, pursuant to which Mr. Nedivi is employed as President and Chief Executive Officer of the Company on substantially the same terms as those included in the East Shore Management Agreement. The Employment Agreement provides for the employment of Mr. Nedivi through December 31, 2004, at an annual base fee of $480,000 (representing the annual base fee then being paid to East Shore under the East Shore Management Agreement), subject to annual review and upward adjustment, and a bonus of between $0 and an amount equal to 150% of the then-current salary, based upon the Company's net income during each calendar year in relation to the Company's target net income, as determined in advance by the Compensation Committee, for such year. In addition, the Employment Agreement provides that Mr. Nedivi will be paid severance equal to two years of the then-current base fee, plus an amount equal to the bonus paid to Mr. Nedivi on account of each of the two then-preceding calendar years, if employment is terminated without cause. Under the Employment Agreement, Mr. Nedivi may not compete with the Company during the term of the Agreement or for three years following termination other than involuntary termination or termination by Mr. Nedivi for good reason (as defined therein). Under the terms of the Employment Agreement, the Company continues to pay the premium on the life insurance policy on the life of Mr. Nedivi which had been maintained by the Company and transferred to Mr. Nedivi under the terms of the East Shore Management Agreement.

     Stern Employment Agreement. In connection with the termination of the Engagement Agreement between the Company and Helix, as discussed below under "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS," the Company entered into an Employment Agreement with Mr. Stern, effective as of March 30, 1999, pursuant to which Mr. Stern is employed as Chairman of the Company through December 31, 2004, on substantially the same terms as those included in the Employment Agreement with Mr. Nedivi. Under the terms of such Employment Agreement, Mr. Stern is responsible for the development and implementation of the strategic plans for the growth and development of the Company's business and operations, including overseeing all aspects of the Company's mergers and acquisitions activities (including, without limitation, analyzing, structuring, negotiating and effecting acquisitions and integrating newly acquired businesses with the business and operations of the Company).

     Gleason Employment Agreement. The Company entered into an Employment Agreement with Mr. Gleason, effective as of May 18, 1995 and amended as of February 14, 1997, pursuant to which Mr. Gleason is employed as an executive officer of the Company. The agreement, as amended, provides for the employment of Mr. Gleason through July 1, 2000, at an annual base salary of $190,000, subject to annual review and upward adjustment, and a bonus of between $0 and $135,000, based upon the Company's net income during each calendar year in relation to the Company's target net income, as determined in advance by the Compensation Committee, for such year. If Mr. Gleason's employment is terminated without cause, the employment agreement provides that Mr. Gleason will be paid a severance payment equal to four months of his base salary, provided that if termination is in connection with a change of control, Mr. Gleason will be paid an amount equal to twelve months of his base salary. A change of control is defined in the agreement as (i) any transaction which results in the stockholders of the Company immediately before the transaction ceasing to own at least 51% of the voting stock of the Company or of the entity which results from the transaction, (ii) a merger, consolidation or other transaction where the Company is not the surviving entity or (iii) a disposition of all or substantially all of the assets of the Company. Under the Employment Agreement, Mr. Gleason may not compete with the Company during the term of the Employment Agreement or for two years following termination other than involuntary termination or termination by Mr. Gleason for good reason (as defined therein). Under the terms of the Employment Agreement, the Company maintains a life insurance policy on the life of Mr. Gleason in the amount of $2 million, which policy was transferred without consideration to Mr. Gleason in January 1999 pursuant to the terms of the Employment Agreement.

     Steele Employment Agreement. The Company entered into an Employment Agreement with Mr. Steele, effective as of January 30, 1996 and amended as of April 18, 1996, pursuant to which Mr. Steele is employed as an executive officer of the Company. The agreement, as amended, provides for the employment of Mr. Steele through January 1, 2001, at an annual base salary of $130,000, subject to annual review and upward adjustment, and a bonus of between $0 and $75,000, based upon the Company's net income during each calendar year in relation to the Company's target net income, as determined in advance by the Compensation Committee, for such year. If Mr. Steele's employment is terminated without cause, the Employment Agreement provides that Mr. Steele will be paid a severance payment equal to six months of his base salary, provided that if termination is in connection with a change of control (as previously defined), Mr. Steele will be paid an amount equal to eight months of his base salary. Under the Employment Agreement, Mr. Steele may not compete with the Company during the term of the Agreement or for two years following termination other than involuntary termination or termination by Mr. Steele for good reason (as defined therein).

     Von Husen Employment Agreement. The Company entered into an Employment Agreement with Mr. von Husen, effective as of October 25, 1996, pursuant to which Mr. von Husen is employed as an executive officer of the Company. The agreement provides for the employment of Mr. von Husen through January 15, 2002, at an annual base salary of $190,000, subject to annual review and upward adjustment, and a bonus of between $0 and $135,000, based upon the Company's net income during each calendar year in relation to the Company's target net income, as determined in advance by the Compensation Committee, for such year. If Mr. von Husen's employment is terminated without cause, the Employment Agreement provides that Mr. von Husen will be paid a severance payment equal to four months of his base salary, provided that if termination is in connection with a change of control (as previously defined), Mr. von Husen will be paid an amount equal to eight months of his base salary. Under the Employment Agreement, Mr. von Husen may not compete with the Company during the term of the Agreement or for two years following termination other than involuntary termination (in which case the non-compete period expires one year after termination), termination in the event of a change of control (in which case the non-compete period expires six months after termination) or termination by Mr. von Husen for good reason (as defined therein).

     Vaisman Employment Agreement. The Company (through its wholly-owned subsidiary, Integrated Technology Holdings Corp.) entered into an Employment Agreement with Mr. Vaisman, effective as of February 27, 1998 and amended as of September 15, 1998, pursuant to which Mr. Vaisman is employed as an executive officer of the Company. The agreement, as amended, provides for the employment of Mr. Vaisman through April 1, 2001, at an annual base salary of $200,000, subject to annual review and upward adjustment, and a bonus of between $0 and $150,000, based upon the Company's net income during each calendar year in relation to the Company's target net income, as determined in advance by the Compensation Committee, for such year. Mr. Vaisman was also granted options to purchase 150,000 shares of Common Stock pursuant to the Employment Agreement. Under the Employment Agreement, unless the Company is determined to be in default of its obligation to make certain payments under the Purchase Agreement pursuant to which the Company purchased the assets of Integrated Technologies Corp., Mr. Vaisman may not compete with the Company during the term of the Agreement or for two years following termination other than termination by Mr. Vaisman for good reason (as defined therein).

REPORT OF THE BOARD OF DIRECTORS ON STOCK OPTION REPRICING AND EXTENSION OF VESTING SCHEDULES

     Stock Option Repricing. In early October 1998, the Company faced a significant decline in the market price of its Common Stock, while the Company's financial and operating performance remained strong. As a result, a significant portion of the stock options previously issued to executive officers and other employees, including a large number of such options which were to vest that month, had exercise prices which exceeded the then-current market value of the underlying shares. In an effort to continue to incentivize executive officers and other employees while securing their long-term commitment to the Company, the Board, in lieu of granting additional options to existing executives and employees, approved the repricing of certain previously granted options to reflect the then-current market price of the Company's Common Stock. The Company offered all executive officers and other employees and directors of the Company who held options which had been granted under the Company's 1995, 1996 and 1997 Stock Option Plans the opportunity to exchange outstanding options having an exercise price above $10.125, the closing price of a share of Common Stock on October 8, 1998, for a corresponding number of options having an exercise price of $10.125. The Company also offered this opportunity to certain individuals (including an executive officer) who held options granted outside of such stock option plans.

     Extension of Vesting Schedules of Stock Options. The Company used the October 1998 repricing as an opportunity to secure the long term commitment of employees electing to exchange such options by requiring that the vesting schedules on the unvested portions of the new options would be extended by, in general, fifty percent (50%).

     Summary of Stock Option Repricing. The following table sets forth certain information with respect to the repricing and extension of vesting schedules of certain stock options held by the Company's executive officers.


                           10-YEAR OPTION REPRICINGS

                                                                                                              LENGTH OF
                                                                                                               ORIGINAL
                                                    NUMBER OF                                                   OPTION
                                                   SECURITIES    MARKET PRICE                                    TERM
                                                   UNDERLYING    OF STOCK AT       EXERCISE                   REMAINING
                                                     OPTIONS       TIME OF       PRICE AT TIME      NEW       AT DATE OF
                                                   REPRICED OR   REPRICING OR   OF REPRICING OR   EXERCISE   REPRICING OF
NAME                                      DATE     AMENDED(#)    AMENDMENT($)    AMENDMENT($)     PRICE($)    AMENDMENT
----                                     -------   -----------   ------------   ---------------   --------   ------------
Yoav Stern.............................  10/8/98     107,000        10.125           25.75         10.125    116 months
Chairman of the Board                    10/8/98     176,000        10.125          18.625         10.125    108 months
Zivi R. Nedivi.........................  10/8/98     107,000        10.125           25.75         10.125    116 months
CEO and President                        10/8/98     176,000        10.125          18.625         10.125    108 months
John S. Gleason........................  10/8/98      50,000        10.125           25.75         10.125    116 months
Executive Vice President                 10/8/98      65,000        10.125          18.625         10.125    108 months
Fred von Husen.........................  10/8/98      30,000        10.125           25.75         10.125    116 months
Executive Vice President                 10/8/98      25,000        10.125          18.625         10.125    108 months
Anthony Motisi.........................  10/8/98      17,000        10.125           25.75         10.125    116 months
Senior Vice President -- Operations      10/8/98      25,000        10.125          18.625         10.125    108 months
Gideon Vaisman.........................  10/8/98      50,000        10.125           24.00         10.125    114 months
Senior Vice President
Michael W. Wallace.....................  10/8/98      17,000        10.125           25.75         10.125    116 months
CFO                                      10/8/98      17,500        10.125          18.625         10.125    108 months
                                         10/8/98      25,000        10.125           15.25         10.125    107 months
                                         10/8/98      15,000        10.125          13.625         10.125    101 months

                                            Submitted by the Board of Directors

                                            Yoav Stern
                                            Zivi R. Nedivi
                                            David Jan Mitchell
                                            Niv Harizman
                                            William Lyon
                                            William J. Crowe, Jr.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following is a summary of certain agreements and transactions between or among the Company and certain related parties. It is the Company's policy to enter into transactions with related parties on terms that, on the whole, are no less favorable than those that would be available from unaffiliated parties. It is also the Company's policy to submit any such proposed transactions to the Independent Committee for review and approval. Based on the Company's experience in the industries in which it operates and the terms of its transactions with unaffiliated parties, it is the Company's belief that all of the transactions described below involving the Company met that standard at the time such transactions were effected.

     The Company has previously engaged Helix, a company controlled by Messrs. Stern and Nedivi, to act as the Company's exclusive financial advisor with respect to merger and acquisition transactions and as principal financial adviser with respect to other transactions for a term that commenced effective January 1, 1997. The Company and Helix terminated the agreement effective as of March 30, 1999, pursuant to a Termination Agreement (the "Helix Termination Agreement"). Under the terms of the original agreement with Helix, entered into as of March 28, 1997, Helix received a monthly retainer of $25,000 and a success fee that was determined by the Company and Helix on a per transaction basis, but not less than 2% of the aggregate consideration paid in connection with the applicable transaction. In August 1998, such agreement was amended to provide for the success fee to be determined as follows: for transactions with aggregate consideration of less than $50 million, 5.0% of the first $5 million, 2.5% of the next $10 million, and 0.75% of any consideration in excess of $15 million; and for transactions with aggregate consideration of $50 million or more (up to $1 billion), 1.5% of the first $50 million, 0.75% of the next $200 million, and 0.5% of any consideration in excess of $250 million. Payments under the agreement with Helix by the Company were in lieu of any fees payable to Mr. Stern as Chairman of the Board. It is believed that a significant portion of the retainer was paid by Helix to Mr. Stern, who as Chairman of the Board of the Company actively participates in leading business development efforts and the strategic growth and direction of the Company As a result of ownership interests held by Messrs. Stern and Nedivi in Helix, some portion of the transaction fees paid by the Company to Helix may have been or may hereafter be distributed by Helix to Messrs. Stern and Nedivi. The Company became obligated to pay to Helix $2.4 million and to issue to Helix warrants for the purchase of an aggregate 7,250 shares of the Company's Common Stock at exercise prices of between $26.00 and $27.50 per share, expiring in three to four years, in connection with certain merger and acquisition transactions that occurred during 1998. Under the terms of the Helix Termination Agreement, the Company will be required to pay Helix success fees only in those transactions procured by Helix which had either been consummated or signed prior to the date of termination. Helix waived all other fees to which it may have been entitled, including monthly retainer fees on account of the ninety day period following termination and success fees on account of any transactions procured by Helix which are undertaken by the Company within one year of termination. Helix also agreed to provide, for no addition consideration, the Company such assistance (including access to its members and employees and copies of its records and files) as may be necessary to assure an orderly transition in the services previously provided by Helix.

     The Company has from time to time loaned money to certain of its executive officers and directors for the purposes of purchasing shares of Common Stock in the open market (including loans pursuant to the Company's 1998 Stock Purchase Plan which was approved by the Company's stockholders at the 1998 Annual Meeting of Stockholders). The loans are payable over four years for employees or five years for directors at an interest rate based on the "Applicable Federal Rate" at the time of the loan. Accrued interest is to be paid annually in arrears beginning on the first anniversary of the date of the loan. The loans provide for mandatory prepayment if the officer or director sells any shares of the Company's Common Stock. While the loans are unsecured, officers and directors are obligated to repay such loans in full regardless of the market value of the Common Stock upon any such sale. The following table sets forth, with respect to each executive officer or director who was indebted to the Company in an amount in excess of $60,000 at any time since January 1, 1998, the largest aggregate amount of indebtedness outstanding at any time during such period, the date such indebtedness was incurred, the amount thereof outstanding as of April 19, 1999 and the rate of interest charged thereon.

                                           LARGEST AGGREGATE
                                                AMOUNT                           AMOUNT OUTSTANDING      INTEREST
NAME                                        OUTSTANDING($)     DATE INCURRED   AS OF APRIL 19, 1999($)   RATE(%)
----                                       -----------------   -------------   -----------------------   --------
Zivi R. Nedivi...........................       150,000           7/24/97              135,000             6.54
                                                250,000           6/15/98              250,000             5.69
                                                 80,400           8/05/98               80,400             5.69
                                                 55,500           8/10/98               55,500             5.69
                                                -------                                -------
     Total...............................       535,900                                520,900
Yoav Stern...............................       150,000           2/28/97              120,000             6.10
                                                250,000           6/15/98              250,000             5.69
                                                134,000           8/05/98              134,000             5.69
                                                -------                                -------
     Total...............................       534,000                                504,000
John Gleason.............................        50,000           4/02/97               45,000             6.10
                                                 98,861           6/15/98               98,861             5.69
                                                100,000           9/28/98              100,000             5.47
                                                -------                                -------
     Total...............................       248,861                                243,861
Michael Wallace..........................       100,000           6/15/98              100,000             5.69

     During 1998 the Company was a party to a management agreement with East Shore, an entity wholly-owned by Mr. Nedivi. For a discussion of such agreement, see "EXECUTIVE COMPENSATION -- Employment Agreements."

                  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

     The Exchange Act requires the Company's executive officers, directors and beneficial owners of more than 10% of a class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company during its most recent fiscal year, except for two reports disclosing three transactions filed by Mr. Harizman, one report disclosing no transactions filed by Mr. Vaisman and one report disclosing no transactions filed by General Lyon, the Company believes that during the year ended December 31, 1998, all reporting persons timely complied with all filing requirements applicable to them.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Board is divided into two classes, each of which serves for a term of two years, with only one class of directors being elected in each year. The term of office of the Class I directors, presently consisting of Niv Harizman, General William Lyon and David Jan Mitchell, will expire at the Annual Meeting, and the term of office of the Class II directors, presently consisting of Admiral William J. Crowe, Jr., Zivi R. Nedivi and Yoav Stern, will expire at the next succeeding annual meeting of stockholders. In each case, a director will hold office until the next annual meeting of stockholders at which his class of directors is to be elected.

     Unless otherwise specified, the enclosed proxy will be voted in favor of Messrs. Harizman, Lyon and Mitchell (each of whom is currently a director of the Company) to serve until the second succeeding annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

NOMINEES FOR CLASS I DIRECTORS
         Niv Harizman
         General William Lyon
         David Jan Mitchell

     Biographical information relating to each of the nominees for directors appears starting on page of this Proxy Statement under the heading "BIOGRAPHICAL INFORMATION REGARDING DIRECTORS/NOMINEES AND EXECUTIVE OFFICERS."

VOTE REQUIRED AND BOARD RECOMMENDATION

     The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of the directors.

     THE BOARD OF DIRECTORS DEEMS THE ELECTION AS DIRECTORS OF THE THREE NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THESE NOMINEES. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                 PROPOSAL NO. 2

              ADOPTION AND APPROVAL OF 1998 STOCK OPTION PLAN FOR
                NEWLY-HIRED EMPLOYEES AND NON-EMPLOYEE DIRECTORS

     The Company's 1998 Stock Option Plan (the "1998 Plan") was adopted by the Board of Directors of the Company effective as of November 15, 1998, subject to stockholder approval at the Annual Meeting, to provide for the grant of options to purchase shares of Common Stock to newly-hired executives and other employees as an inducement to enter into employment arrangements with the Company, and to outside members of the Board, in lieu of cash consideration, as an incentive for their service on the Board. On April 26, 1999, the 1998 Plan was amended by the Board to allow for the issuance of options to purchase a maximum of 175,000 shares of Common Stock in the aggregate, to expressly provide for the grant of options thereunder only to newly-hired executives and other employees, and to outside members of the Board, and to allow for the grant of incentive stock options thereunder.

     The Board believes that stock options are important to promote the interest of the Company and its stockholders by strengthening the Company's ability to attract and retain competent executives and other employees, to make service on the Company's Board of Directors more attractive to present and prospective non-employee directors and to provide a way to encourage stock ownership and proprietary interest in the Company by non-employee directors and valued executives and other employees upon whose judgment, initiative and efforts the financial success and growth of the Company largely depend. The Board believes that its stock option plans are an essential component of the Company's compensation package which enables the Company to attract and retain qualified management in order to maintain and strengthen the Company's competitive position in an industry that is highly fragmented, rapidly consolidating and characterized by intense competition.

     The adoption of the 1998 Plan is subject to stockholder approval at the Annual Meeting. Stockholder approval will allow the Company to obtain a tax deduction for the full amount allowable with respect to the exercise of options granted under the Plan and will provide the Company with the flexibility to grant options qualifying as incentive stock options for tax purposes ("incentive options").

     The principal provisions of the 1998 Plan are summarized below. Such summary does not, however, purport to be complete and is qualified in its entirety by the terms of the 1998 Plan. A copy of the 1998 Plan is attached hereto as Annex A and is incorporated herein by reference.

DESCRIPTION OF THE PLAN

     The 1998 Plan provides that options may be granted to newly-hired executives and other newly-hired employees of the Company or any of its subsidiaries, or to non-employee members of the Company's Board of Directors. A total of 175,000 shares of Common Stock are reserved for issuance under the 1998 Plan, representing less than 1% of the weighted average outstanding shares of Common Stock (diluted), giving effect to the issuance of such options under the 1998 Plan, on April 8, 1999. Based on the closing price of $16.313 for a share of Common Stock on April 8, 1999, the aggregate value of the shares reserved for issuance under the 1998 Plan is $2,854,775. The 1998 Plan will terminate 10 years after the Effective Date and no options may be granted under the 1998 Plan thereafter.

     The 1998 Plan may be administered by the Board or a committee (the "Committee") consisting of not less than two non-employee directors appointed by the Board. The Board or the Committee selects the persons to whom options will be granted. Under the 1998 Plan, the Company may grant options covering up to a maximum of 50,000 shares of Common Stock to any one optionee during any calendar year.

     The exercise price of options granted under the 1998 Plan shall be as determined by the Board or the Committee, provided, however, that the exercise price may not be less than the fair market value of the Common Stock on the date of the grant (and provided that in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock, the exercise price may not be less than 110% of the fair market value of the Common Stock). The maximum option term is 10 years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock) from the date the option is granted. Options vest and become exercisable at such time or times and during such period as determined by the Board or the Committee as provided in the particular option agreement.

     In the event of a Change in Control (as defined in the 1998 Plan) of the Company, unless otherwise determined by the Board, the purchaser in such transaction may, in its discretion, deliver to the option grantees the same kind of consideration delivered to the stockholders of the Company in such transaction, or the Board may cancel all outstanding options in exchange for cash or other consideration, in each case equal in value to the value of consideration the grantee would have received had the option been exercised, less the exercise price therefor. In addition, upon any Change in Control, notwithstanding any provisions in the 1998 Plan or in a particular option agreement to the contrary, all outstanding options issued under the 1998 Plan immediately become exercisable (except that under certain such circumstances the Board has the discretion whether to accelerate the exercisability of such options). Under the 1998 Plan, a Change in Control is defined, in general, as the occurrence of any of the following: (1) a liquidation or dissolution of the Company, or the sale or other disposition of all or substantially all of the Company's assets, or a reorganization, merger, consolidation or other transaction or series of transactions which results in the stockholders of the Company immediately prior thereto no longer owning more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, (2) the acquisition by any person (or group) who prior to such time owned less than 50% of the combined voting power entitled to vote generally in the election of directors of beneficial ownership of 50% or more of the combined voting power entitled to vote generally in the election of directors, (3) the failure of the individuals who constituted the Board as of the Effective Date (as defined in the 1998 Plan) to constitute at least a majority of the Board, or
(4) the acquisition by any person, entity or group of beneficial ownership of 19% or more of the then outstanding shares of Common Stock or of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors.

     If any grantee's employment with the Company or a subsidiary terminates by reason of death or permanent disability, options held by such grantee which are then exercisable may be exercised for a period of 12 months from the date such grantee ceases to perform services for the Company (but not later than the date the option would otherwise expire). If any grantee's employment by the Company or a subsidiary is terminated by the Company for cause or because the grantee is in breach of any employment agreement or if the grantee resigns, options held by such grantee shall terminate on the date the grantee ceases to perform services for the Company. If any grantee's employment with the Company or subsidiary terminates for any other reason, options held by such grantee which are then exercisable may be exercised for a period of three months after the date of such termination (but not later than the date the option would otherwise expire). Notwithstanding the foregoing or any provision in the 1998 Plan or individual option agreement to the contrary, the Board may provide, in its discretion, that a grantee may exercise an option, in whole or in part, at any time subsequent to grantee's termination of employment or service with the Company and prior to the expiration of the option in accordance with its terms, either subject to or without regard to any vesting or other limitation on exercise imposed under the 1998 Plan. Payment for shares of Common Stock purchased under options granted pursuant to the 1998 Plan may generally be made in cash or in shares of Common Stock.

     If the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or securities of the Company or another corporation by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or stock dividend payable in capital stock, appropriate adjustment will be made in the number and kinds of shares subject to the 1998 Plan, and in the number, kinds and per share exercise price of shares subject to outstanding options granted under the 1998 Plan. Any such adjustment in an outstanding option, however, will be made without a change in the total price applicable to the unexercised portion of the option, and with a corresponding adjustment in the exercise price per share.

     The Board may at any time terminate or make such modification of the 1998 Plan as it deems advisable, provided, however, that (i) the Board may not, without approval by a majority vote of the stockholders of the Company, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the 1998 Plan, and (ii) any modification or amendment of the 1998 Plan shall be subject to the approval of the Company's stockholders if such approval is necessary to comply with federal or state law (including without limitation Rule 162(m) of the Code and Rule 16b-3 of the Securities Exchange Act of 1934, as amended) or applicable stock exchange or automated quotation system on which the Common Stock may then be listed. Unless previously terminated, the 1998 Plan will terminate automatically on November 15, 2008, the tenth anniversary of the date of adoption of the 1998 Plan by the Board. Except as otherwise provided in the 1998 Plan, no termination, modification or amendment of the 1998 Plan may, without the consent of the person to whom an option has been granted, adversely affect the rights of the holder of the option.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

  General

     The following discussion is a summary of some of the principal federal income tax consequences of stock option grants under the Plan and recipients of grants under the Plan should consult with their personal tax advisors with respect to such grants and transactions in stock acquired pursuant to the Plan.

     The grant of an option is not a taxable event for the optionee or the Company.

  Non-Qualifying Options

     Upon exercising a non-qualifying option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If the Company complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount. Non-qualifying options under the Plan are intended to satisfy the requirements applicable to "qualified performance-related compensation" under the Code, so that the Company should be entitled to deduct the full amount of such compensation income without regard to the $1,000,000 limitation imposed on the deduction of annual compensation paid to each of the chief executive officer and the four other most highly compensated officers of a publicly held corporation. Upon a taxable disposition of shares acquired pursuant to the exercise of non-qualifying option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

     If the optionee surrenders shares of Common Stock in payment of part or all of the exercise price for non-qualifying options, no gain or loss will be recognized with respect to the shares surrendered and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a non-taxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received. However, the fair market value of any shares received in excess of the number of shares surrendered will be taxed as ordinary income.

  Incentive Options

     Upon exercising an incentive option, an optionee will not recognize taxable income and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise of the option. However, the excess of the fair market value of the shares subject to an incentive option on the exercise date over the option exercise price will be included in the optionee's alternative minimum taxable income in the year of exercise for purposes of the alternative minimum tax. An optionee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options. the Company and its subsidiaries and affiliates will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive option, except as discussed below.

     For the exercise of any incentive option to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company or its subsidiaries from the date the option is granted through a date within three months before the date of exercise. In the case of an optionee who is disabled, this three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period for shares received pursuant to the exercise of the option are waived.

     If all of the foregoing requirements for incentive option treatment are met except for the special holding period rules set forth above, the optionee will recognize ordinary income upon the disposition of the shares in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the option exercise price. The balance of the realized gain, if any, will be long- or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares prior to the satisfaction of the holding period rules but at a price below the fair market value of the shares at the time the option was exercised (or other applicable measurement date), the amount of ordinary income (and the amount included in alternative minimum taxable income, if the sale occurs during the same year as the option was exercised) will be limited to the excess of the amount realized on the sale over the option exercise price. If the Company complies with applicable (if any) reporting requirements, it will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

     If an optionee exercises an incentive option by tendering shares of Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares generally will be treated as a non-taxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an incentive option and had not satisfied the special holding period requirements summarized above). If the exercise is treated as a tax-free exchange, the optionee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. If the optionee used shares received pursuant to the exercise of an incentive option (or another statutory option) as to which the optionee had not satisfied the applicable holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, with the result that the excess of the fair market value of the shares tendered over the optionee's basis in the shares would be taxable.

OPTIONS GRANTED UNDER THE PLAN

     As of the date of this Proxy Statement, the Company has not granted any options under the 1998 Plan.

VOTE REQUIRED AND BOARD RECOMMENDATION

     Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders of a majority of the total shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve and adopt the 1998 Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE 1998 PLAN PROVIDING FOR THE ISSUANCE OF STOCK OPTIONS TO NEWLY-HIRED EMPLOYEES AND NON-EMPLOYEE DIRECTORS. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                 PROPOSAL NO. 3

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     The stockholders will be asked to ratify the appointment of KPMG LLP as the independent certified public accountants of the Company for the fiscal year ending December 31, 1999. KPMG LLP audited the financial statements of the Company for the fiscal year ended December 31, 1998. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from stockholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

     Ratification of the Board's selection of KPMG LLP will require the affirmative vote of the holders of a majority of the total shares of Common Stock at the Annual Meeting, in person or by proxy, and entitled to vote thereon at the Annual Meeting.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                             STOCKHOLDER PROPOSALS

     All stockholder proposals which are intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2000 must be received by the Company no later than January 7, 2000 for inclusion in the proxy statement and form of proxy relating to that meeting. It is suggested that proponents submit their proposals by certified mail, return receipt requested. No stockholder proposals were received for inclusion in this Proxy Statement.

                                 OTHER BUSINESS

     You are invited to attend the Annual Meeting at which management of the Company will present a review of the Company's progress and operations.

     The Board knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment. The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

     By order of the Board of Directors,
                                            /s/ Anthony Motisi
                                            ANTHONY MOTISI
                                            Secretary

April 30, 1999

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: KELLSTROM INDUSTRIES, INC., ATTENTION: MICHAEL W. WALLACE, 1100 INTERNATIONAL PARKWAY, SUNRISE, FLORIDA 33323.

                                                                         ANNEX A

               KELLSTROM INDUSTRIES, INC. 1998 STOCK OPTION PLAN

1. PURPOSE OF THE PLAN

     The purpose of the Kellstrom Industries, Inc. 1998 Stock Option Plan (the "Plan") is to promote the interests of Kellstrom Industries, Inc., a Delaware corporation (the "Company"), and its stockholders by strengthening the Company's ability to attract and retain competent employees, to make service on the Board of Directors of the Company (the "Board") more attractive to present and prospective non-employee directors of the Company and to provide a means to encourage stock ownership and proprietary interest in the Company by executives, non-employee directors and valued employees and other individuals upon whose judgment, initiative and efforts the financial success and growth of the Company largely depend. The Plan became effective on November 15, 1998, by resolution of the Board, and was amended by the Board on April 26, 1999. The Plan is subject to ratification by a majority vote of the stockholders of the Company at its 1999 Annual Meeting of Stockholders.

2. STOCK SUBJECT TO THE PLAN

     (a) The total number of shares of the authorized but unissued or treasury shares of the common stock, $.001 par value per share, of the Company ("Common Stock") for which options may be granted under the Plan shall be One Hundred Seventy Five Thousand (175,000), which shares may be of any class of Common Stock; provided, however, that such number of shares may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of Common Stock are purchased by the Company and set aside for issue upon the exercise of options.

     (b) If an option granted or assumed hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for subsequent option grants under the Plan.

     (c) Stock issuable upon exercise of an option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board.

3. ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Board. No member of the Board shall act upon any matter exclusively affecting an option granted or to be granted to himself or herself under the Plan. The decision of the Board as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Board may, in its sole discretion, grant options to purchase shares of Common Stock and issue shares upon exercise of such options, as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which may but need not be identical, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No director shall be liable for any action or determination made in good faith. The Board may, in its discretion, delegate its power, duties and responsibilities to a committee (the "Committee"), consisting of two or more members of the Board. If a Committee is so appointed, all references to the Board in Sections 3, 4, 8, 9 and 10 hereof shall mean and relate to such Committee, unless the context otherwise requires. The membership of the Committee shall be constituted so as to comply at all times with the then applicable requirements for an "outside director" under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The

Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it.

4. TYPE OF OPTIONS

     Options granted pursuant to the Plan shall be authorized by action of the Board and may be designated as either incentive stock options meeting the requirements of Section 422 of the Code, or non-qualified options which are not intended to meet the requirements of Section 422 of the Code, the designation to be in the sole discretion of the Board. Options designated as incentive stock options that fail to continue to meet the requirements of Section 422 of the Code shall be redesignated as non-qualified options automatically on the date of such failure to continue to meet the requirements of Section 422 of the Code without further action by the Board.

5. ELIGIBILITY

     Options designated as incentive stock options may be granted only to newly-hired executives and other employees of the Company or of any subsidiary corporation (herein called "subsidiary" or "subsidiaries"), as defined in
Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations"). Directors who are not otherwise employees of the Company or a subsidiary shall not be eligible to be granted incentive stock options pursuant to the Plan. Options designated as nonqualified options may be granted to (i) newly-hired executives and other employees of the Company or of any of its subsidiaries, or (ii) non-employee directors of the Company.

     In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Board shall take into account the recommendation of the Company's Chairman, the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Board may deem relevant.

6. RESTRICTIONS ON INCENTIVE STOCK OPTIONS

     Incentive stock options (but not non-qualified options) granted under this Plan shall be subject to the following restrictions:

          (a) Limitation on Number of Shares. The aggregate fair market value of the shares of Common Stock with respect to which incentive stock options are granted, determined as of the date the incentive stock options are granted, exercisable for the first time by an individual during any calendar year shall not exceed $100,000. If an incentive stock option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds such $100,000 limitation, the portion of such option which is in excess of the $100,000 limitation, and any such options issued subsequently in the same calendar year, shall be treated as a non-qualified option pursuant to Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other stock option plan of the Company or any parent or subsidiary of the Company which is also intended to comply with the provisions of Section 422 of the Code, such $100,000 limitation shall apply to the aggregate number of shares for which incentive stock options may be granted under this Plan and all such other plans.

          (b) Ten Percent (10%) Stockholder. If any employee to whom an incentive stock option is granted pursuant to the provisions of this Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, then the following special provisions shall be applicable to the incentive stock options granted to such individual:

             (i) The option price per share subject to such incentive stock options shall be not less than 110% of the fair market value of the stock determined at the time such option was granted; and

             (ii) The incentive stock option shall have a term expiring not more than five (5) years from the date of the granting thereof.

          (c) In determining the fair market value under this Section 6, the provisions of Section 9(c) hereof shall apply.

7. LIMITATION ON GRANT

     Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of shares of Common Stock subject to options granted to any one optionee under the Plan may not exceed 50,000 during any calendar year, subject to adjustment as provided in Section 14 hereof.

8. OPTION AGREEMENT

     Each option shall be evidenced by an agreement (the "Agreement") duly executed on behalf of the Company and by the grantee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Board, provided that options designated as incentive stock options shall meet all of the conditions for incentive stock options as deemed in Section 422 of the Code. No option shall be granted within the meaning of the Plan and no purported grant of any option shall be effective until the Agreement shall have been duly executed on behalf of the Company and the optionee. More than one option may be granted to an individual.

9. OPTION PRICE

     (a) The option price or prices of shares of Common Stock for options designated as non-qualified stock options shall be as determined by the Board, provided, however, in no event shall such price be less than the fair market value of the Common Stock (as determined in accordance with clause (c) below) subject to such options on the day of the grant.

     (b) Subject to the conditions set forth in Section 6(b) hereof, the option price or prices of shares of Common Stock for options designated as incentive stock options shall be at least the fair market value of such Common Stock at the time the option is granted as determined by the Board in accordance with clause (c) below.

     (c) If the Common Stock is then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on the largest such exchange on the date of the grant of the option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Regulations Section 25.2512-2. If the Common Stock is not then listed on any such exchange, the fair market value shall be the mean between the closing "Bid" and the closing "Ask" prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Regulations Section 25.2512-2. If the Common Stock is not then either listed on any such exchange or quoted in NASDAQ, the fair market value shall be the mean between the average of the "Bid" prices, if any, as reported in the National Daily Quotation Service for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Regulations Section 25.2512-2. If the fair market value of the Common Stock cannot be determined under the preceding three sentences, it shall be determined in good faith by the Board in accordance with the Regulations promulgated under
Section 422 of the Code.

10. MANNER OF PAYMENT, MANNER OF EXERCISE

     (a) Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock owned by the optionee having a fair market value equal in amount to the exercise price of such options, or (iii) any combination of (i) and (ii); provided, however, that payment of the exercise price by delivery of shares of Common Stock owned by such optionee may be made only upon the condition that such payment does not result in a charge to earnings for financial accounting purposes as determined by the Board, unless such condition is waived by the Board. The fair market value of any shares of Common Stock which may be delivered upon exercise of an option shall be determined by the Board in accordance with Section 9(c) hereof.

     (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, after three (3) days but not more than ninety (90) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

11. EXERCISE OF OPTIONS

     Each option granted under the Plan shall, subject to Section 12(b) hereof, be exercisable at such time or times and during such period as shall be set forth in the Agreement; provided, however, that no option granted under the Plan shall have a term in excess of ten (10) years from the date of grant. To the extent that an option is not exercised when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than one hundred (100) full shares of Common Stock.

12. TERM OF OPTIONS; EXERCISABILITY

     (a) Term

          (i) Each option shall expire automatically and without notice not more than ten (10) years from the date of the granting thereof, except as (a) otherwise provided pursuant to the provisions of Section 6(b) hereof, and
     (b) earlier termination as herein provided.

          (ii) Except as otherwise provided in this Section 12, an option granted to any grantee who ceases to perform services for the Company or one of its subsidiaries shall terminate three months after the date such grantee ceases to perform services for the Company or one of its subsidiaries, or on the date on which the option expires by its terms, whichever occurs first.

          (iii) If the grantee ceases to perform services for the Company because of resignation by grantee, dismissal for cause or a breach of any employment agreement by grantee, such option will terminate on the date the grantee ceases to perform services for the Company or one of its subsidiaries.

          (iv) If the grantee ceases to perform services for the Company because the grantee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such option shall terminate twelve months after the date such grantee ceases to perform services for the Company, or on the date on which the option expires by its terms, whichever occurs first.

          (v) In the event of the death of any grantee, any option granted to such grantee shall terminate twelve months after the date of death, or on the date on which the option expires by its terms, whichever occurs first.

     (b) Exercisability

          (i) Except as provided below and subject to Section 12(a) hereof, an option granted to a grantee who ceases to perform services for the Company or one of its subsidiaries shall be exercisable only to the extent that such option has vested and is in effect on the date such grantee ceases to perform services for the Company or one of its subsidiaries.

          (ii) Options granted to a grantee who ceases to perform services for the Company or one of its subsidiaries because he or she has become permanently disabled (as defined above) shall be exercisable for a period of 12 months from the date such grantee ceases to perform services for the Company only with respect to the number of shares subject to the options which have vested as of the date the grantee ceases to perform services for the Company, and may be exercised by a legal representative on behalf of the grantee;

          (iii) In the event of the death of any grantee, the options granted to such grantee shall be exercisable only with respect to the shares subject to the options which have vested on the date of death, and may be exercised by the estate of such grantee, or by any person or persons who acquired the right to exercise such options by bequest or inheritance or by reason of the death of such grantee.

          (iv) Notwithstanding the foregoing, the Board may provide, in its discretion, that a grantee may exercise an option, in whole or in part, at any time subsequent to termination of employment or service with the Company and prior to termination of the option pursuant to Section 12(a), either subject to or without regard to any vesting or other limitation on exercise imposed hereunder.

13. OPTIONS NOT TRANSFERABLE

     The right of any grantee to exercise any option granted to him or her shall not be assignable or transferable by such grantee other than by will or the laws of descent. Any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the grantee to whom the option is granted, or upon any attempted assignment or transfer except as herein provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such option.

14. RECAPITALIZATION, REORGANIZATION AND THE LIKE

     In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in accordance with Section 424(a) of the Code in the number and kind of shares as to which options may be granted under the Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the grantee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the exercise price per share.

     Notwithstanding any provisions of the prior paragraph of this Section 14 to the contrary, unless otherwise determined by the Board in its sole discretion, in the case of any Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the optionee the same kind of consideration that is delivered to the stockholders of the Company as a result of such Change in Control, or the Board may cancel all outstanding options in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised and no disposition of the shares acquired upon such exercise been made prior to such Change in Control, less the exercise price therefor. Upon receipt of such consideration, the options shall immediately terminate and be of no further force and effect. The value of the stock or other securities the grantee would have received if the option had been exercised shall be determined in good faith by the Board, and in the case of shares of Common Stock, in accordance with the provisions of Section 9(c) hereof.

     Notwithstanding anything to the contrary contained in this Plan or the option agreements executed in connection herewith, upon any Change in Control under subsection (a), (b) or (c) of the following paragraph, all outstanding options shall immediately become exercisable. Upon any Change in Control under subsection (d) of the following paragraph, the Board shall have the power and right, in its sole discretion, to accelerate the exercisability of any outstanding options. Upon any acceleration pursuant to this paragraph, any options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the Code as a result of such acceleration shall be redesignated as non qualified stock options.

     For purposes hereof, a "Change in Control" shall mean:

     (a) (i) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or (ii) a liquidation or dissolution of the Company or (iii) the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company; or

     (b) the acquisition by any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors, of additional voting power in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of the combined voting power entitled to vote generally in the election of directors; or

     (c) individuals who, as of the date hereof, constitute the Company's Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

     (d) the acquisition (other than from the Company or its subsidiaries) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 19% or more of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors.

     If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Board shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Board may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of such Section 424(a) of the Code and the Regulations thereunder, and any such option shall not reduce the number of shares otherwise available for issuance under the Plan.

     No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder in the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

15. NO SPECIAL EMPLOYMENT RIGHTS

     Nothing contained in the Plan or in any option granted under the Plan shall confer upon any grantee any right with respect to the continuation of his or her employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the grantee from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined in accordance with Regulations
Section 1.421-7(h)(2).

16. WITHHOLDING

     The Company's obligation to deliver shares upon the exercise of any non-qualified option granted under the Plan shall be subject to the option holder's satisfaction of all applicable Federal, state and local income and employment tax withholding requirements. The Company and optionee may agree to withhold shares of Common Stock purchased upon exercise of an option to satisfy the above-mentioned withholding requirements; provided, however, that no such agreement may be made by a grantee who is an "officer" or "director" within the meaning of Section 16 of the Exchange Act, except pursuant to a standing election to so withhold shares of Common Stock purchased upon exercise of an option, such election to be made not less than six months prior to such exercise and which election may be revoked only upon six months prior written notice.

17. RESTRICTIONS ON ISSUANCE OF SHARES

     (a) Notwithstanding the provisions of Section 10 hereof, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

          (i) The shares with respect to which such option has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

          (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

          (b) It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions, within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

18. PURCHASE FOR INVESTMENT, RIGHTS OF HOLDER ON SUBSEQUENT REGISTRATION

     Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as amended (the "1933 Act"), the Company shall be under no obligation to issue any shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the 1933 Act, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

     In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the 1933 Act or other applicable statutes any shares with respect to which an option shall have been exercised, or to qualify any such shares for exception from the 1933 Act or other applicable statutes, then the Company may take such action and may require from each grantee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

19. INTERPRETATION

     (a) As it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code, any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3 or Section 162(m), such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3 and Section 162(m). The Committee or the Board may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

     (b) The Plan shall be administered and interpreted so that all incentive stock options granted under the Plan will qualify as incentive stock options under Section 422 of Code. If any provision of the Plan should be held invalid for the granting of incentive stock options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

     (c) This Plan shall be governed by the laws of the State of Delaware.

     (d) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

     (e) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

20. LOANS

     At the discretion of the Board, the Company may loan to the optionee some or all of the purchase price of the shares acquired upon exercise of an option granted under the Plan.

21. MODIFICATION OF OUTSTANDING OPTIONS

     Subject to limitations contained herein, the Board may authorize the amendment of any outstanding option with the consent of the grantee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

22. TERMINATION AND AMENDMENT OF PLAN

     Unless sooner terminated as herein provided, the Plan shall terminate on November 15, 2008. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that
(i) the Board may not, without approval by a majority vote of the stockholders of the Company, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the Plan, and (ii) any modification or amendment of the Plan shall be subject to the approval of the Company's stockholders if such stockholder approval is necessary to comply with federal or state law (including without limitation Rule 162(m) of the Code and Rule 16b-3 of the Exchange Act) or applicable stock exchange or automated quotation system on which the Common Stock may then be listed. Except to the extent provided in Sections 12 and 14 hereof, termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option theretofore granted to him or her.

23. LIMITATION OF RIGHTS IN THE UNDERLYING SHARES

     A holder of an option shall not be deemed for any purpose to be a stockholder of the Company with respect to such option except to the extent that such option shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the holder. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 14 hereof.

24. NOTICES

     Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: Chairman, and, if to the holder of an option, to the address as appearing on the records of the Company.

                           KELLSTROM INDUSTRIES, INC.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
               MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 1999

    Zivi R. Nedivi and Michael W. Wallace, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Kellstrom Industries, Inc. (the "Company") held of record by the undersigned on April 5, 1998, at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, June 4, 1999, at Wyndham Hotel, 250 Racket Club Road, Weston, Florida 33326 and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL NOS. 2 AND 3.

1. Election of Class I Directors -- Nominees are: Niv Harizman, General William Lyon and David Jan Mitchell.

   [ ] FOR all listed nominees (except do not vote for the nominee(s) whose name(s) appear(s) below):

   ------------------------------

   [ ] WITHHOLD AUTHORITY to vote for the listed nominees.

2. Approval and Adoption of the Company's 1998 Stock Option Plan providing for the issuance of stock options to newly-hired employees and non-employee directors.

     [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

3. The appointment of KPMG LLP as the independent certified public accountants of the Company for the fiscal year ending December 31, 1999.
     [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

4. Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.
             (Continued and to be dated and signed on reverse side)

IMPORTANT: PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. EACH JOINT OWNER SHALL SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD GIVE FULL TITLE AS SUCH. IF SIGNOR IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                                    Dated:                , 1999
                                                          ----------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly

    THE ABOVE-SIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED THEREWITH. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.